SECURITIES AND EXCHANGE COMMISSION


                                Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):
           October 11, 1994

                              THE HILLHAVEN CORPORATION
                (Exact name of registrant as specified in its charter)

               Nevada                  1-10426              91-1459952
          (State or other            (Commission         (I.R.S. Employer
          jurisdiction of            File Number)       Identification No.)
           incorporation)

             1148 Broadway Plaza, Tacoma, Washington             98402
             (Address of principal executive offices)          (Zip Code)

          Registrant's telephone number, including area code:
           (206) 572-4901

























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          Item 5.  Other Events.

               On October 11, 1994, The Hillhaven Corporation (the "Company") signed a definitive agreement to acquire, through a share for share exchange, CPS Pharmaceutical Services, Inc. and Advanced Infusion Systems, Inc. The purchase price will be approximately $29 million, consisting of approximately 1.3 million shares of the Company's common stock, subject to certain adjustments. The transaction will be structured as a pooling of interests. A copy of the Company's press release is attached as
          Exhibit 99.01 hereto and by this reference is incorporated herein.

                                      SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE HILLHAVEN CORPORATION



                                             By:  /s/ RICHARD P. ADCOCK
                                                  Richard P. Adcock
                                                  Senior Vice President,
                                                  Secretary and General
                                                  Counsel

          Dated: October 12, 1994




























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                                    EXHIBIT INDEX





          Exhibit 99.01       Press Release dated
                              October 12, 1994



















































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